UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 (the "Act")

April 1, 2008
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

310, 605 – 1st Street S.W.
Calgary, Alberta, Canada T2P 3S9
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition.

(a) As more fully disclosed below in Item 4.02(a), on April 1, 2008, we issued a press release, attached hereto as Exhibit 99.1, announcing that based on the advice of our Audit Committee and outside consultants, with the concurrence of our independent registered public accountants for the periods, our Board of Directors concluded that the financial statements in our Quarterly Reports on Form 10-Q for each of the three fiscal quarters ended September 30, 2007, the three fiscal years ended December 31, 2006 and each of the three fiscal quarters within those fiscal years (collectively referred to herein as the “Reports”) contained errors and should no longer be relied upon

The press release contained the following preliminary estimates of certain financial statement items for the year ended December 31, 2007 (unaudited):

US $
(000’s)
Net loss and comprehensive loss	1,310
Net loss per share – basic and diluted	0.02
Current assets	48,407
Restricted cash	4,555
Current liabilities	6,080
Additions to oil & gas interests – not subject to depletion	14,639

The press release further announced that, by reason of our need to restate the financial statements contained in the Reports, we would not file our Annual Report on Form 10-K for the year ended December 31, 2007 when due on April 1, 2008.

Section 3 – Securities and Trading Markets

Item 3.01.  Notice of De-listing or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           We failed to file with the Securities and Exchange Commission when due on April 1, 2008 our Annual Report on Form 10-K for the year ended December 31, 2007 (the “Annual Report”).  On April 2, 2007, we received a letter from the American Stock Exchange LLC (the “Exchange”) notifying us that, as required by Sections 134 and 1101 of the Amex Company Guide, the timely and complete filing of the Annual Report is a condition to the continued listing of our Common Stock on the Exchange.  The Exchange further advised us that our failure to file the Annual Report is a material violation of our listing agreement with the Exchange and therefore, under Section 1003(d) of the Amex Company Guide, the Exchange is authorized to suspend and, unless prompt corrective action is taken, remove our Common Stock from the Exchange listing.

In order to maintain our Exchange listing, we must submit a plan by April 16, 2008 advising the Exchange of action we have taken or will take, that will bring us into compliance with Sections 134 and 1101 of the Amex Company Guide by no later than July 1, 2008.  We intend to timely submit such a plan to the Exchange advising the Exchange that we expect to complete by the middle of April 2008 certain matters relating to the restatement of our financial statements described in Item 4.02.  Non Reliance on Previously Issued Financial Statements on a Related Audit Report or Completed Interim Review of this Current Report on Form 8-K and will file the Annual Report thereby bringing us into compliance with Sections 134 and 1101 of the Amex Company Guide.

(b)              On April 1, 2008, we notified the Exchange that we would not file the Annual Report when due on April 1, 2008, resulting in us being in non-compliance with our listing agreement with the Exchange.  Reference is made to Item 3.01(a) of this Current Report for a description of the action we intend to take in response to our notice given to the Exchange of our non-compliance.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)	(1)
On April 1, 2008, our Board of Directors, based on the advice of our Audit Committee and outside consultants with the concurrence of our independent registered public accountants for the periods concluded that the financial statements in our Quarterly Reports on Form 10-Q for each of the three fiscal quarters ended September 30, 2007, the three fiscal years ended December 31, 2006 and each of the three fiscal quarters within those three fiscal years contained errors and should no longer be relied upon.

        (2) The conclusion was reached on the basis that errors had been made in connection with our compliance with FAS 123R, FAS 123, and ITF 96-18 for the accounting and calculation for non-employee consultants for stock-based compensation for the periods as noted above.  The calculations are currently being completed and reviewed.

Amendments to the Reports will be filed as soon as practicable.

        (3) Our Audit Committee discussed with our independent registered public accountants for the periods covered by the Reports the matters discussed above and the firms concurred with our decisions.

Section 8 – Other Events

Item 8.01.  Other Events

On April 4, 2008, we issued a press release stating, among other things, that, because we failed to file the Annual Report when due, we had received a letter from the Exchange notifying us that we are not in compliance with certain sections of the Amex Company Guide and are in violation of our listing agreement with the Exchange.  The press release was issued in compliance with the letter from the Exchange and the Amex Company Guide.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	(i)
Press release dated April 1, 2008 announcing, among other things, the restatement of our financial statements for the periods as discussed above, as well as our preliminary estimates of certain financial statement items for the year ended December 31, 2007 (unaudited).

        (ii) Press release dated April 4, 2008 announcing receipt of letter from American Stock Exchange LLC.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:
April 4, 2008

GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Allan J. Kent
Allan J. Kent
Executive VP & CFO